Exhibit 99.(H)(8)

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made and entered into effective as of this 5th day of November, 2021 by and between U.S. BANK NATIONAL ASSOCIATION, with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Bank"), and THOMPSON IM FUNDS, INC., a Wisconsin corporation, with its address at 1255 Fourier Drive, Suite 200, Madison, Wisconsin 53717 (the “Borrower”), on behalf of the Thompson LargeCap Fund.

W I T N E S S E T H:

WHEREAS, the Bank and the Borrower entered into an amended and restated loan agreement originally effective as of November 6, 2020 (as amended, the "Loan Agreement"); and

WHEREAS, the parties wish to amend the Loan Agreement to extend the maturity date and to modify and add certain provisions (this amendment herein sometimes called the "First Amendment").

NOW, THEREFORE, the parties agree as follows:

1.            Changes in Loan Facility.

(A)            Section 1(a) of the Loan Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

“Advisor” shall mean the investment advisor for the Borrower as identified in Section 7(m).

“Change of Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than twenty-five percent (25%) of the outstanding shares of voting equity interests of the Advisor on a fully diluted basis; or (b) occupation of a majority of the seats on the board of directors or trustees (or similar governing body) of the Borrower or of the Advisor by Persons who were neither (x) nominated by such applicable governing body of the Borrower or Advisor nor (y) appointed or approved by such governing body.

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“UETA” means the Uniform Electronic Transactions Act as in effect in the State of Ohio, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

(B)             The definition of “Available Facility” in Section 1(a) of the Loan Agreement shall be amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Available Facility” shall mean at any time, the lesser of (i) Eight Million Dollars ($8,000,000), or (ii) 5% of the Fund’s gross market value, (iii) 33.33% of the gross market value (as determined solely by the Bank using consistently-applied valuation methods disclosed to the Borrower) of the unencumbered assets of the Fund (A) which are recorded on the Borrower’s books and records as belonging solely to the Fund and (B) which are not subject to segregation or any special purpose usage, and (C) as to which no third party has any pledge, security interest, lien or any other rights, and (D) which are held by the Bank as sole Custodian.

(C)             The definition of “Maturity Date” in Section 1(a) of the Loan Agreement shall be amended and restated to read as follows in the Loan Agreement and all of the Loan Documents:

“Maturity Date” shall mean, with respect to each Loan, if the Bank (at its sole discretion) approves such a Loan to the Borrower hereunder, the earlier of (a) the date that is forty-five (45) Business Days after the making of such Loan, or (b) in any case not later than November 4, 2022 (or the date of any extension of this Agreement or such Maturity Date in a writing signed by the Bank).

(D)            Section 7 of the Loan Agreement shall be amended to (1) amend and restate Sections 7(m) and 7(n), and (2) add Sections 7(o) and 7(p), all as follows:

(m)            Thompson Investment Management, Inc. shall no longer be the Advisor to the Borrower; or

(n)             The Custodian shall no longer be the custodian, or the Borrower has evidenced any intent to remove the Custodian from its position as custodian, of the securities and financial assets of the Fund; or

(o)             The Advisor fails to comply with Applicable Law in managing the Fund or if the Advisor, the Borrower, or the Fund becomes subject to any court or Governmental Authority order; or

(p)             Any Change of Control occurs.

(E)             In connection with the above, the Borrower shall execute, in the form attached hereto as Exhibit A, an Amended and Restated Promissory Note, which Note shall hereafter be Exhibit A under the Loan Agreement. The Borrower and the Bank acknowledge and agree that the obligations of the Borrower to the Bank under that certain Amended and Restated Promissory Note dated November 6, 2020 in the original stated principal amount of $6,000,000 shall not be deemed canceled or satisfied, but shall now be deemed evidenced by the attached Amended and Restated Promissory Note, and such Note and the Loans evidenced thereby shall continue to be subject to the various provisions of the Loan Agreement. Upon the effectiveness of this First Amendment, the term "Note" as used in the Loan Agreement and the other Loan Documents shall be deemed to refer to the new Amended and Restated Promissory Note.

(F)             In order to facilitate the ability of the Bank to accept from the Borrower from time to time any document or instrument executed in accordance with Section 8(n) of the Loan Agreement through the use of secure digital encryption technology, such as DocuSign eSignature®, the Borrower hereby notifies the Bank that the following Authorized Officers’

respective email addresses, to which instructions for electronic signatures are to be provided, are as set forth next to such Authorized Officer’s name and title:

Authorized Officer Name	Authorized Officer Title	Email Address

Jason L. Stephens	CEO& President	jstephens@thompsonim.com

Penny M. Hubbard	CFO& Treasurer	phubbard@thompsonim.com

James T. Evans	Vice President	jevans@thompsonim.com

Lesley T. Bailey	Vice President& Secretary	lbailey@thompsonim.com

Patsv J. Endres	Assistant Vice President	pendres@thompsonim.com

Any Authorized Officer of the Borrower that is an executive officer of the Borrower may, from time to time, notify the Bank in writing of changes to an Authorized Officer’s title and email address for purposes of receiving instructions regarding electronic signatures.

2.         Effectiveness. This First Amendment shall be effective upon delivery to the Bank of an original First Amendment and the original Amended and Restated Promissory Note, both duly executed by the Borrower. Agreement to extend the Maturity Date hereunder does not commit the Bank to make similar extensions in the future without similar specific written acceptance thereof by the Bank.

3.         Representations, Warranties and Covenants. The Borrower further represents and warrants that:

(A)      This First Amendment has been duly executed and delivered by the Borrower, is authorized by all requisite corporate action of Borrower, and is the legal, valid, binding, and enforceable obligation of Borrower; and

(B)       The execution and delivery of this First Amendment by the Borrower will not constitute a violation of any applicable law or a breach of any provision contained in the certificate of incorporation or other governing documents of the Borrower, or contained in any order of any court or any other governmental agency or in any agreement, instrument, or document to which the Borrower is a party or by which Borrower or any of its assets or properties are bound; and

(C)       Except as previously or agreed to be waived by the Bank in writing, or as noted in Schedule “A” attached hereto, there is outstanding no Event of Default or event which, with the giving of notice and/or the passage of time, would constitute an Event of Default under the Loan Agreement, as of the effective date of and after giving effect to this First Amendment; and

(D)       Except as modified hereby or as noted in said Schedule “A”, all representations, warranties, and covenants of the Borrower set forth in the Loan Agreement or in any of the other Loan Documents, as applicable, shall be deemed restated in all material respects as of the date hereof.

4.               Miscellaneous.

(A)            As amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect, and all references in the Loan Agreement (or other Loan Documents issued pursuant to the Loan Agreement) shall mean such Loan Agreement and/or such other Loan Documents as amended hereby.

(B)            Capitalized terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

(C)            The Borrower shall reimburse the Bank for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by it or for which it becomes obligated in connection with or arising out of this First Amendment.

(D)            Except as amended hereby, the Loan Agreement and all other Loan Documents shall be deemed confirmed and on-going in accord with their respective terms. This First Amendment is a Loan Document.

(E)            This First Amendment may be executed in counterparts, all of which constitute one instrument hereunder.

(F)            Confession of Judgment. The Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with the Loan Agreement at any time after the Loan and/or other obligations of the Borrower hereunder become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waive the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waive and release all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank's affiliates, and the Borrower hereby further waives any conflicts of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys' fees to be paid from proceeds of collection of the Loan Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties have executed this First Amendment by their respective duly authorized officers effective as of the date noted above.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lissets Garcia
Lissets Garcia
Assistant Vice President

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

THOMPSON IM FUNDS, INC.

By:	/s/ Jason L. Stephens
Jason L. Stephens
Chief Executive Officer and President

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$8,000,000	Cincinnati, Ohio
November 5, 2021

THOMPSON IM FUNDS, INC., a Wisconsin corporation (the "Borrower"), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), or its successors or assigns, on or before November 4, 2022 or such earlier date specified in the Loan Agreement as the Maturity Date (the "Maturity Date"), the principal sum of Eight Million Dollars ($8,000,000), or such portion thereof as may be outstanding from time to time as Loans to the Borrower under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Amended and Restated Note is the "Amended and Restated Promissory Note" to which reference is made in the First Amendment to Amended and Restated Loan Agreement dated as of even date herewith with respect to the Thompson LargeCap Fund (the "Fund") between the Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the "Loans").

This Note shall bear interest at a rate per annum equal to the Prime Rate which interest shall be payable to the Bank monthly, in arrears, commencing on December 1, 2021 and on the 1st day of each month thereafter, and on the date specified in clause (b) of the definition of Maturity Date; provided that the Borrower may at its option pay such interest whenever all or any part of the Loans are due and payable, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount so due and payable) and whenever the Borrower repays all or part of the Loans as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding exceeds the Available

Facility at any time, such excess shall be immediately due and payable, and (ii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to, or greater than, $1,000.00 or, if less, the outstanding balance of this Note.

If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An "Event of Default" as described in the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, (i) if served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

The Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with this Note at any time after the Loans and/or other obligations of the Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Note and/or any and all collateral and security for the Loans and obligations.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

THOMPSON IM FUNDS, INC.

By:
Jason L. Stephens
Chief Executive Officer and President

Schedule “A”

To First Amendment to Loan Agreement

Nothing to disclose

AMENDED AND RESTATED PROMISSORY NOTE

$8,000,000	Cincinnati, Ohio
November 5, 2021

THOMPSON IM FUNDS, INC., a Wisconsin corporation (the "Borrower"), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), or its successors or assigns, on or before November 4, 2022 or such earlier date specified in the Loan Agreement as the Maturity Date (the "Maturity Date"), the principal sum of Eight Million Dollars ($8,000,000), or such portion thereof as may be outstanding from time to time as Loans to the Borrower under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Amended and Restated Note is the "Amended and Restated Promissory Note" to which reference is made in the First Amendment to Amended and Restated Loan Agreement dated as of even date herewith with respect to the Thompson LargeCap Fund (the "Fund") between the Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the "Loans").

This Note shall bear interest at a rate per annum equal to the Prime Rate which interest shall be payable to the Bank monthly, in arrears, commencing on December 1, 2021 and on the 1st day of each month thereafter, and on the date specified in clause (b) of the definition of Maturity Date; provided that the Borrower may at its option pay such interest whenever all or any part of the Loans are due and payable, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount so due and payable) and whenever the Borrower repays all or part of the Loans as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable, and (ii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to, or greater than, $1,000.00 or, if less, the outstanding balance of this Note.

If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An "Event of Default" as described in the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, (i) if served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

The Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for the Borrower in any action upon or in connection with this Note at any time after the Loans and/or other obligations of the Borrower evidenced hereby become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of the Bank against the Borrower in the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. The Borrower agrees and consents that the attorney confessing judgment on behalf of the Borrower hereunder may also be counsel to the Bank and/or the Bank’s affiliates, and the Borrower hereby further waives any conflict of interest which might otherwise arise and consents to the Bank paying such confessing attorney a legal fee or allowing such attorneys’ fees to be paid from proceeds of collection of this Note and/or any and all collateral and security for the Loans and obligations.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE BANK.

THOMPSON IM FUNDS, INC.

By:	/s/ Jason L. Stephens
Jason L. Stephens
Chief Executive Officer and President

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